Exhibit 99.1
Press Release
For Immediate Release
Contact: Claire S. Bean, Executive Vice President and Chief Financial Officer
1-508-520-8002
Benjamin Franklin Bancorp Reports 2008 Annual Results; Declares Quarterly Dividend
FRANKLIN, MASSACHUSETTS (January 27, 2009): Benjamin Franklin Bancorp, Inc. (the “Company” or “Benjamin Franklin”) (Nasdaq: BFBC), the bank holding company for Benjamin Franklin Bank (the “Bank”), today reported net income of $3.7 million or $.50 per share (basic and diluted), for the year ended December 31, 2008. For the 2007 year, net income was $3.6 million, or $.48 and $.47 per share (basic and diluted, respectively). For the fourth quarter of 2008, net income was $164,000, or $.02 per share (basic and diluted), compared to $1.2 million or $.15 per share (basic and diluted) earned in the fourth quarter of 2007. The decline in quarterly earnings was primarily due to increases in the loan loss provision and operating expenses, the latter principally the result of costs incurred in connection with the Company’s pending merger with Independent Bank Corp. (“Independent”). On November 8, 2008 the Company entered into an Agreement and Plan of Merger with Independent, a Massachusetts corporation (NASDAQ: INDB) and parent of Rockland Trust Company.
The Company also today announced that its Board of Directors declared a quarterly cash dividend of $.08 per common share, payable on February 24, 2009 to stockholders of record as of February 10, 2009.
Said Thomas R. Venables, President and CEO: “We are pleased to report a 6% increase in diluted EPS in 2008, especially in light of the challenges in the economic environment affecting all financial institutions. Despite the slowdown, we have been able to sustain our growth, with loans and core deposits up 14% and 15%, respectively. Our focus on our basic community banking strategy has been key to our success during these difficult economic times. Now, with our pending merger on the horizon, we are focused on ensuring a seamless transition for our customers.”
Items of note in the Company’s fourth quarter 2008 results are:
1.	The net interest margin (“NIM”) widened to 3.22%, as compared to 3.13% on a linked-quarter basis and 3.04% in the comparable 2007 quarter. Average earning assets increased by $105.7 million since the fourth quarter of 2007, which, in conjunction with the increased NIM resulted in an increase in net interest income of $1.2 million or 20.0% in the current quarter compared to the fourth quarter of 2007;

2.	Operating expenses increased by $791,000 measured against the fourth quarter of 2007, due primarily to costs incurred in connection with the proposed merger with Independent, which totaled $550,000 during the quarter. Of that amount, $500,000 is not deductible for Federal and state income tax purposes, resulting in an after-tax impact on net income of approximately $530,000 or $.07 per share. The remainder of the year over year quarterly increase was largely the result of loan costs (legal, security, insurance) in connection with the work-out of one commercial loan relationship (see 3. below), as well as substantially higher FDIC deposit insurance premiums;

3.	The Company’s loan loss provision was $1.2 million for the quarter, compared to $447,000 in the third quarter of 2008 and $165,000 in the fourth quarter of 2007. The increase was due in large part to the addition of $726,000 in reserves for one $6.4 million non-performing commercial loan relationship secured primarily by a mixed use building in Boston MA;

4.	Non-performing assets (“NPAs”) were unchanged on a linked-quarter basis, at 0.90% of total assets as of December 31, 2008 and September 30, 2008. NPAs have increased from 0.18% of total assets at December 31, 2007, primarily due to the addition of the aforementioned $6.4 million commercial loan relationship to non-performing status at the end of the second quarter of 2008;

5.	Other income rose to $1.4 million from $1.3 million in the previous quarter, but was less than the $2.0 million earned in the fourth quarter of 2007. In the comparable 2007 quarter, one-time gains aggregated $267,000. Further, fees for providing cash to independently owned ATMs, which are tied to the prime rate, were lower by $344,000 in the 2008 quarter, a change caused both by the sharp drop in the prime rate and in the loss of two customers in the past year.
In 2008, total assets increased by $94.5 million or 10.5%, driven primarily by growth in net loans outstanding, which increased by $81.9 million or 13.5% during the year. Commercial business loans grew by $21.0 million, or 13.2% and commercial real estate credits increased by $15.2 million or 9.0% during the year. Residential loans also increased significantly, by $52.3 million or 27.8%. Offsetting these increases was a reduction of $8.3 million (14.8%) in construction loans outstanding. While loan demand was generally strong in the first half of 2008, growth slowed in the third and fourth quarters, and in the fourth quarter of 2008, loans increased by a more modest 2.5% on a linked-quarter basis. The Bank has not originated and does not own any sub-prime residential mortgage loans.
The Company’s core deposit accounts (savings, money market, demand and NOW accounts) grew significantly during 2008, increasing by a total of $54.7 million or 15.4% since year end 2007. This growth is primarily attributable to increases in commercial deposits in conjunction with growth in commercial business loans, growth in the Bank’s premium NOW account product, municipal account growth and the opening of two new branch locations in the past two years.
The Company’s securities portfolio increased by $31.3 million or 18.6% since year end 2007. The increase consists principally of purchases of government-sponsored enterprise

(“GSE”) bonds and GSE-guaranteed mortgage-backed securities. All of the Company’s bond and mortgage-backed security portfolios are either issued or guaranteed by government-sponsored enterprises.
Federal Home Loan Bank of Boston (“FHLBB”) borrowings increased by $58.3 million (35.3%) over the course of 2008. These additional borrowed funds were used primarily to help fund the growth in fixed-rate residential loans during the year, and to fill a funding gap as the Company allowed higher-cost certificates of deposit to run off.
Certain statements herein constitute “forward-looking statements” and actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Benjamin Franklin Bancorp is engaged and changes in the securities market. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$9,289	$12,226
Cash supplied to ATM customers	28,092	42,002
Short-term investments	8,246	10,363

Total cash and cash equivalents	45,627	64,591

Securities available for sale, at fair value	187,956	156,761
Restricted equity securities, at cost	11,695	11,591

Total securities	199,651	168,352

Loans
Residential real estate	241,003	188,654
Commercial real estate	183,857	168,649
Construction	47,485	55,763
Commercial	180,274	159,233
Consumer	44,139	40,436

Total loans, gross	696,758	612,735
Allowance for loan losses	(7,929)	(5,789)

Loans, net	688,829	606,946

Premises and equipment, net	4,979	5,410
Accrued interest receivable	3,667	3,648
Bank-owned life insurance	11,110	10,700
Goodwill	33,763	33,763
Other intangible assets	1,914	2,474
Other assets	8,200	7,394

	$997,740	$903,278

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Regular savings accounts	$80,691	$79,167
Money market accounts	145,951	110,544
NOW accounts	73,029	52,000
Demand deposit accounts	109,743	113,023
Time deposit accounts	243,514	262,634

Total deposits	652,928	617,368

Short-term borrowings	34,500	2,500
Long-term debt	189,046	162,784
Deferred gain on sale of premises	3,279	3,531
Other liabilities	8,192	9,651

Total liabilities	887,945	795,834

Common stock, no par value; 75,000,000 shares authorized; 7,842,015 shares issued and 7,713,788 shares outstanding at December 31, 2008; 8,030,415 shares issued and 7,856,172 shares outstanding at December 31, 2007	—	—
Additional paid-in capital	75,140	77,370
Retained earnings	39,923	38,515
Unearned compensation	(6,303)	(7,094)
Accumulated other comprehensive income (loss)	1,035	(1,347)

Total stockholders’ equity	109,795	107,444

	$997,740	$903,278

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Interest and dividend income:
Loans, including fees	$10,423	$9,909	$40,575	$39,182
Debt securities	1,843	1,889	7,651	7,432
Dividends	98	196	503	707
Short-term investments	21	207	418	852

Total interest and dividend income	12,385	12,201	49,147	48,173

Interest expense:
Interest on deposits	2,939	4,153	13,401	16,985
Interest on short-term borrowings	21	50	64	272
Interest on long-term debt	2,178	1,957	8,709	7,231

Total interest expense	5,138	6,160	22,174	24,488

Net interest income	7,247	6,041	26,973	23,685
Provision for loan losses	1,169	165	2,298	634

Net interest income, after provision for loan losses	6,078	5,876	24,675	23,051

Other income:
ATM servicing fees	208	552	1,144	2,534
Deposit servicing fees	464	394	1,769	1,487
Other loan-related fees	261	165	782	935
Gain on sale of loans, net	49	166	265	680
Gain on sale of securities, net	—	38	—	38
Gain on sale of premises, net	63	73	252	450
Gain on trading assets	—	126	—	264
Gain on sale of CSSI customer list	—	103	92	203
Income from bank-owned life insurance	109	102	410	402
Miscellaneous	248	246	957	817

Total other income	1,402	1,965	5,671	7,810

Operating expenses:
Salaries and employee benefits	3,514	3,614	13,477	14,687
Occupancy and equipment	850	869	3,507	3,456
Data processing	570	607	2,299	2,411
Professional fees	585	208	1,126	859
Marketing and advertising	169	123	555	611
Amortization of intangible assets	143	183	627	803
Other general and administrative	1,186	622	3,117	2,860

Total operating expenses	7,017	6,226	24,708	25,687

Income before income taxes	463	1,615	5,638	5,174
Provision for income taxes	299	465	1,969	1,532

Net income	$164	$1,150	$3,669	$3,642

Weighted-average shares outstanding:
Basic	7,302,413	7,477,366	7,300,611	7,644,470
Diluted	7,400,889	7,534,710	7,383,386	7,686,543

Earnings per share:
Basic	$0.02	$0.15	$0.50	$0.48
Diluted	$0.02	$0.15	$0.50	$0.47

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA
(Dollars in thousands, except share and per share data)

	At or For the Three Months		At or For the Twelve Months
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Financial Highlights:
Net interest income	$7,247	$6,041	$26,973	$23,685
Net income	$164	$1,150	$3,669	$3,642
Weighted average shares outstanding :
Basic	7,302,413	7,477,366	7,300,611	7,644,470
Diluted	7,400,889	7,534,710	7,383,386	7,686,543
Earnings per share:
Basic	$0.02	$0.15	$0.50	$0.48
Diluted	$0.02	$0.15	$0.50	$0.47
Stockholders’ equity — end of period	$109,795	$107,444
Book value per share — end of period	$14.23	$13.68
Tangible book value per share — end of period	$9.61	$9.06

Ratios and Other Information:
Return on average assets	0.07%	0.50%	0.38%	0.40%
Return on average equity	0.60%	4.26%	3.41%	3.36%
Net interest rate spread (1)	2.78%	2.51%	2.59%	2.40%
Net interest margin (2)	3.22%	3.04%	3.10%	3.00%
Efficiency ratio (3)	79.48%	76.94%	73.95%	80.13%
Non-interest expense to average total assets	2.83%	2.72%	2.56%	2.84%
Average interest-earning assets to average interest-bearing liabilities	118.67%	116.71%	118.75%	118.34%

At period end:
Non-performing assets to total assets	0.90%	0.18%
Non-performing loans to total loans	1.30%	0.26%
Allowance for loan losses to total loans	1.14%	0.94%

Equity to total assets	11.00%	11.89%
Tier 1 leverage capital ratio	7.66%	8.29%
Total risk-based capital ratio	11.72%	12.26%

Number of full service offices	11	11

(1)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3)	The efficiency ratio represents non-interest expense minus expenses related to the amortization of intangible assets divided by the sum of net interest income (before the loan loss provision) plus non-interest income (excluding non-recurring net gains (losses) on sale of bank assets).

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
ANALYSIS OF NET INTEREST INCOME
(Dollars in thousands) (Unaudited)

	Three Months Ended December 31,
	2008			2007
	Average			Average
	Outstanding			Outstanding
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)

Interest-earning assets:
Loans	$690,642	$10,423	5.95%	$606,145	$9,909	6.44%
Securities	194,077	1,941	4.00%	163,495	2,085	5.10%
Short-term investments	9,798	21	0.84%	19,147	207	4.23%

Total interest-earning assets	894,517	12,385	5.47%	788,787	12,201	6.11%

Non-interest-earning assets	93,250			119,896

Total assets	$987,767			$908,683

Interest-bearing liabilities:
Savings accounts	$80,808	81	0.40%	$79,769	91	0.45%
Money market accounts	153,245	629	1.63%	117,669	750	2.53%
NOW accounts	70,367	282	1.59%	48,536	301	2.46%
Certificates of deposit	248,869	1,947	3.11%	267,736	3,011	4.46%

Total deposits	553,289	2,939	2.11%	513,710	4,153	3.21%
Borrowings	200,483	2,199	4.29%	162,132	2,007	4.84%

Total interest-bearing liabilities	753,772	5,138	2.69%	675,842	6,160	3.60%

Non-interest bearing liabilities	125,848			125,766

Total liabilities	879,620			801,608
Equity	108,147			107,075

Total liabilities and equity	$987,767			$908,683

Net interest income		$7,247			$6,041

Net interest rate spread (2)			2.78%			2.51%
Net interest-earning assets (3)	$140,745			$112,945

Net interest margin (4)			3.22%			3.04%
Average interest-earning assets to interest-bearing liabilities			118.67%			116.71%

(1)	Yields and rates for the three months ended December 31, 2008 and 2007 are annualized.

(2)	Net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities.

(3)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
ANALYSIS OF NET INTEREST INCOME
(Dollars in thousands) (Unaudited)

	Years Ended December 31,
	2008			2007
	Average			Average
	Outstanding			Outstanding
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Interest-earning assets:
Loans	$662,079	$40,575	6.06%	$608,811	$39,182	6.38%
Securities	187,532	8,154	4.34%	162,349	8,139	5.01%
Short-term investments	20,033	418	2.05%	17,861	852	4.70%

Total interest-earning assets	869,644	49,147	5.60%	789,021	48,173	6.06%

Non-interest-earning assets	96,652			116,246

Total assets	$966,296			$905,267

Interest-bearing liabilities:
Savings accounts	$80,849	323	0.40%	$81,691	397	0.49%
Money market accounts	135,511	2,426	1.79%	109,123	2,917	2.67%
NOW accounts	62,651	1,129	1.80%	40,607	922	2.27%
Certificates of deposit	260,589	9,523	3.65%	281,138	12,749	4.53%

Total deposits	539,600	13,401	2.48%	512,559	16,985	3.31%
Borrowings	192,711	8,773	4.48%	154,206	7,503	4.80%

Total interest-bearing liabilities	732,311	22,174	3.01%	666,765	24,488	3.66%

Non-interest bearing liabilities	126,525			130,067

Total liabilities	858,836			796,832
Equity	107,460			108,435

Total liabilities and equity	$966,296			$905,267

Net interest income		$26,973			$23,685

Net interest rate spread (1)			2.59%			2.40%
Net interest-earning assets (2)	$137,333			$122,256

Net interest margin (3)			3.10%			3.00%
Average interest-earning assets to interest-bearing liabilities			118.75%			118.34%

(1)	Net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities.

(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

Reconciliation of Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude significant gains or losses that are expected to be non-recurring and to exclude the effects of amortization of intangible assets (in the case of the efficiency ratio). Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007

Efficiency ratio based on GAAP numbers	81.13%	77.77%	75.69%	81.56%

Effect of amortization of intangible assets	(1.65)	(2.33)	(1.93)	(2.59)

Effect of net gain on non-recurring sales of bank assets	—	1.50	0.19	1.16

Efficiency ratio — Reported	79.48%	76.94%	73.95%	80.13%